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                                                                   EXHIBIT 10.51

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This MEMBERSHIP INTEREST PURCHASE AGREEMENT made effective as of February 4, 2000, (the "Effective Date") by and among HTG Falcon LLC, a Georgia limited liability company (the "LLC"); HTG Corp., a Georgia corporation ("HTG Corp.") and WestPoint Stevens Inc., a Delaware corporation ("WXS").

                                   WITNESSETH:

         WHEREAS, the LLC is the owner and operator of a Falcon 2000 aircraft (the "Aircraft");

         WHEREAS, HTG Corp. prior to the Effective Date was the sole member of the LLC;

         WHEREAS, the LLC wishes to sell to WXS, and WXS wishes to purchase from the LLC, a membership interest in the LLC;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Purchase and Sale. The LLC hereby sells to WXS, and WXS hereby purchases from the LLC as of the Effective Date, a membership interest in the LLC (the "WXS Interest") in exchange for $6,200,000 paid on or prior to the Effective Date. The LLC, HTG Corp. and WXS acknowledge and agree that WXS has been admitted as a member of the LLC as of the date hereof. The WXS Interest shall be comprised of a common or residual interest (purchased for $50,000) (a "Common Interest") and a preferred interest (a "Preferred Interest") having a liquidation value of $6,150,000, the purchase price therefor. HTG Corp. shall continue to hold a Common Interest (valued at $50,000), so that each of WXS and HTG Corp. will have an equal Common Interest, each constituting 50% thereof. In addition, HTG Corp. shall hold a Preferred Interest having a liquidation value of $4,665,000. HTG Corp's Common Interest and its Preferred Interest have been computed by agreement of the parties based upon an appraisal of the Aircraft, adjusted for certain liabilities and other items.

         2. Representations and Warranties of LLC and HTG Corp. The LLC and HTG Corp. represent and warrant to WXS as follows:


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                  (a)      The LLC is a duly formed, validly existing and
organized limited liability company formed under the laws of the State of Georgia and has the full power and authority to carry on its businesses in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases, including the Aircraft. HTG Corp. is a corporation duly organized and validly existing under the laws of the State of Georgia and has the full power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns and leases. HTG Corp., prior to the issuance of the WXS Interest, was the sole member of the LLC.

                  (b) Each of the LLC and HTG Corp. has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person, including without limitation, the issuance and sale of the WXS Interest to WXS. The execution, delivery and performance by each of the LLC and HTG Corp. has been duly authorized and approved by all requisite limited liability company or corporate, as the case may be, power and authority.

                  (c) The issuance and sale of the WXS Interest does not conflict with or result in the breach of any of the terms, conditions or provisions of any of the articles of incorporation or bylaws of HTG Corp. or any organizational or governing documents applicable to the LLC, or any bond, debenture, note, mortgage, indenture, agreement or other instrument to which the LLC or HTG Corp. is a party or by which their respective assets (including without limitation the Aircraft) is bound.

                  (d) WXS has obtained good and valid title to the WXS Interest, free and clear of all liens, encumbrances, equities or claims.

                  (e) The sole asset of the LLC is the Aircraft and related property. The LLC owes indebtedness incurred as acquisition debt payable to Ridgebury Funding, L.L.C. (which is secured by a security interest in the Aircraft), pursuant to which $15,886,000 is outstanding. The LLC has no other liabilities other than a payable due the Georgia Department of Revenue for sales taxes of $1,034,053 incurred in connection with the acquisition of the Aircraft.

         3. WXS Representations. WXS hereby represents and warrants to the LLC and HTG Corp. as follows:

                  (a) WXS is a corporation duly organized and existing under the laws of the State of Delaware and has the full power and authority to carry on its business.

                  (b) WXS has the capacity and authority to execute and deliver this Agreement and to perform hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by WXS of this Agreement has been duly authorized and approved by all necessary corporate authority.

                  (c) The purchase of the WXS Interest by WXS does not conflict with or result in the breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of WXS or any bond, debenture, note, mortgage, indenture, agreement or other instrument to which WXS is a party or by which its properties are bound.


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                  (d)      WXS is purchasing the WXS Interest for investment
purposes, and not with a view to resell or otherwise dispose of same.

         4.       Membership Interests.

                  (a) The Common Interests are voting interests, and the Preferred Interests are non-voting. The LLC shall be member-managed. All approvals and actions shall require the approval of members holding a majority of the Common Interests.

                  (b) The Preferred Interests have a preference in distribution to Common Interests upon any liquidation of, or other sale of assets by, the LLC. An account designated as a "Contributions Account" shall be maintained for each member in respect of such member's Preferred Interest (initially for WXS and HTG Corp., $6,150,000 and $4,665,000, respectively), which account for any member shall be increased for further capital contributions whereby additional Preferred Interests are so acquired by such member (not inclusive of contributions for variable expense described in subparagraph (d) below), and which account for any member shall be reduced by distributions of cash or property to such member. The Contributions Account shall accrue a priority return of nine percent (9%) per annum, which priority return will be paid first from the proceeds of any liquidation of, or sale of assets by, the LLC.

                  (c) WXS shall make additional capital contributions to the LLC to pay all "Non-Operating Expenses," such as debt service, insurance, pilot salaries, capital improvements and the like. Such additional capital contributions shall purchase Preferred Interests, having an initial liquidation valuation equal to the amount so contributed.

                  (d) The members shall share usage of the Aircraft on an "as available" basis in accordance with policies mutually agreed in writing by the members, although priority to use shall be based generally on the members' respective economic interests in the LLC. WXS shall pay all variable costs relative to usage of the Aircraft by the members, such as fuel and similar expenses, which payments shall be credited to WXS' capital account. The Contributions Account of HTG Corp. (and its capital account) shall be reduced for variable costs incurred in respect of usage of the Aircraft by HTG Corp. calculated on the basis of the Treasury Regulations regarding the valuation of employer provided aircraft. Use by Holcombe T. Green, Jr. for WXS business shall be deemed use by WXS; use by Holcombe T. Green, Jr. for personal use shall be use by HTG Corp.

                  (e) The Contributions Account of any member (and such member's capital account) shall be reduced for any cash or property distributions to such member. Upon liquidation of the LLC, should the capital account of any member be negative such member shall be obligated to restore such account by paying such negative balance to the LLC, together with interest at the short-term Applicable Federal Rate in effect from time to time. Depreciation expense will be allocated first to members with positive capital accounts, before any allocation to parties with a negative capital account.


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         5.       Operating Agreement. HTG Corp. and WXS agree to negotiate and enter into a definitive Operating Agreement which will govern the operation of the LLC as a limited liability company and provide for the usage, governance and disposition of the Aircraft; it being intended that until such agreement is entered into, that this agreement shall constitute the LLC's "operating agreement" for purposes of the Georgia Limited Liability Company Act.

         6. Miscellaneous. This Agreement constitutes the entire understanding of the parties, supercedes any prior agreements or understandings, written or oral between the parties with respect to the subject matter hereof. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or to cause to be done all things necessary, proper or advisable under applicable laws and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by the respective authorized representatives as of the day and year first written above.

                                      HTG FALCON LLC

                                      By:  HTG Corp.


                                      By:   /s/ Holcombe T. Green, Jr.
                                            ------------------------------------

                                      HTG CORP.


                                      By:   /s/ Holcombe T. Green, Jr.
                                            ------------------------------------

                                      WESTPOINT STEVENS INC.


                                      By:   /s/ David C. Meek
                                            ------------------------------------


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